UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2007

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.   Regulation FD Disclosure.

On February 21, 2007, MarkWest Hydrocarbon, Inc. (the “Company”), announced that it has appointed an independent committee of its Board of Directors to review a possible sale to, business combination with, or other potential restructuring alternatives involving MarkWest Energy Partners, L.P. (the “Partnership”), with the objective of enhancing stockholder value.  The Company advised that there can be no assurance that this review process will result in any specific transaction.  The Company does not intend to disclose developments regarding its review of structuring alternatives unless and until its Board of Directors approves a definitive transaction or otherwise has reached a definitive conclusion regarding a transaction.  The independent committee of the Board of Directors intends to retain a financial advisor to assist it in its review.

ITEM 9.01.   Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: February 21, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer